Exhibit 99.2

AMERICAN MOTIVE POWER, INC.

DECEMBER 31, 2007 AND 2006

Independent Auditors' Report

Board of Directors
American Motive Power, Inc.
Dansville, New York

We have audited the accompanying balance sheets of American Motive Power, Inc. as of December 31, 2007 and 2006 and the related statements of operations, capital deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Motive Power, Inc. at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO SEIDMAN, LLP Certified Public Accountants

Kalamazoo, Michigan
March 31, 2008

American Motive Power, Inc.
Balance Sheets

	December 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash	$285,374	$680,945
Accounts receivable, net of allowance for doubtful accounts of $2,500 for 2006	819,840	165,936
Inventories, net	620,272	1,083,045
Prepaid expenses	83,774	227,926
Costs and estimated earnings in excess of billings on uncompleted contracts	671,590	-
Total current assets	2,480,850	2,157,852

PROPERTY AND EQUIPMENT, net	2,758,246	2,708,209

Total Assets	$5,239,096	$4,866,061

LIABILITIES AND CAPITAL DEFICIT

CURRENT LIABILITIES
Due to related parties	$8,240,962	$6,870,871
Note payable	250,000	-
Current portion of long term debt	482,833	239,356
Accounts payable	2,124,918	1,943,545
Accrued expenses	811,903	181,519
Billings in excess of costs and estimated earnings on uncompleted contracts	9,060	-
Total current liabilities	11,919,676	9,235,291

LONG TERM LIABILITIES
Long-term debt, net of current portion	2,209,906	514,754

Total liabilities	14,129,582	9,750,045

Commitments and Contingencies - See Notes

CAPITAL DEFICIT
Common stock, no par value; 75,000 shares authorized; issued and outstanding
-0- shares at December 31, 2007 and 2006	-	-
Common stock, non-voting, $0.01 par value; 100,000 shares authorized; issued and
outstanding 100,000 shares at December 31, 2007 and -0- at December 31, 2006	1,000	-
Common stock, voting, $0.01 par value; 100,000 shares authorized; issued and
outstanding 100,000 shares at December 31, 2007 and -0- at December 31, 2006	1,000	-
Accumulated deficit	(8,892,486)	(4,883,984)
Total capital deficit	(8,890,486)	(4,883,984)

Total Liabilities and Capital Deficit	$5,239,096	$4,866,061

The accompanying notes are an integral part of these financial statements.

American Motive Power, Inc.
Statements of Operations

	Years Ended December 31,
	2007	2006

Service revenue	$6,151,613	$3,034,730

Cost of revenue	7,826,215	5,440,077

Gross loss	(1,674,602)	(2,405,347)

Selling, general and administrative expenses	1,669,850	1,155,453

Loss from operations	(3,344,452)	(3,560,800)

Other income (expense)
Interest expense	(670,852)	(331,201)
Other income	6,802	-
	(664,050)	(331,201)

Net loss	$(4,008,502)	$(3,892,001)

The accompanying notes are an integral part of these financial statements.

American Motive Power, Inc.
Statements of Capital Deficit

	Common Stock - Non-voting		Common Stock - Voting		Accumulated
	Shares	Amount	Shares	Amount	Deficit	Total

Balances, December 31, 2005	-	$-	-	$-	$(991,983)	$(991,983)

Loss - 2006					(3,892,001)	(3,892,001)

Balances, December 31, 2006	-	$-	-	$-	$(4,883,984)	$(4,883,984)

Issuance of common stock	100,000	1,000	100,000	1,000		2,000

Loss - 2007					(4,008,502)	(4,008,502)

Balances, December 31, 2007	100,000	$1,000	100,000	$1,000	$(8,892,486)	$(8,890,486)

The accompanying notes are an integral part of these financial statements.

American Motive Power, Inc.
Statements of Cash Flows

	Years ended December 31,
	2007	2006

OPERATING ACTIVITIES
Net loss	$(4,008,502)	$(3,892,001)
Adjustments to reconcile net loss to net cash
utilized in operating activities:
Depreciation and amortization	362,116	98,627
Bad debts	9,149	2,500
Gain on sale of assets	(6,802)	-
Changes in:
Accounts receivable	(663,054)	(168,436)
Inventories	462,773	(1,083,045)
Prepaid expenses	144,152	(27,926)
Costs and estimated earnings in excess of billings	(671,590)	-
Accounts payable	181,373	1,913,543
Accrued expenses	630,384	144,655
Billings in excess of costs and estimated earnings	9,060	-

Net cash utilized in operating activities	(3,550,941)	(3,012,083)

INVESTING ACTIVITIES
Acquisition of property and equipment	(271,703)	(2,122,089)

Net cash utilized in investing activities	(271,703)	(2,122,089)

FINANCING ACTIVITIES
Borrowings from related parties	1,417,710	5,853,911
Short term borrowings, net	250,000	-
Payments on capital lease and installment obligations	(242,637)	(121,455)
Proceeds from issuance of long term debt, bank	2,000,000	-
Proceeds from the issuance of common stock	2,000	-

Net cash provided by financing activities	3,427,073	5,732,456

INCREASE (DECREASE) IN CASH	(395,571)	598,284

Cash, beginning of year	680,945	82,661

Cash, end of year	$285,374	$680,945

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for:
Interest	$260,253	$50,916

Equipment acquired under capital leases	$181,267	$567,491

The accompanying notes are an integral part of these financial statements.

AMERICAN MOTIVE POWER, INC.
NOTES TO FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007

Note 1.	Nature of Business and Significant Accounting Policies

Company's Activities:

AMERICAN MOTIVE POWER, INC. (the “Company”), a Nevada S Corporation located in Dansville, New York, is engaged in the business of repairing, remanufacturing, and rebuilding locomotives and locomotive engines as well as providing related goods and services to the railroad industry.

Significant Accounting Policies:

Basis of accounting:

The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States.

Use of estimates:

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

Certain estimates that are particularly susceptible to change in the near term include the allowance for doubtful accounts, the lower of cost or market adjustment for inventories, and revenues earned on uncompleted projects.

Accounts receivable and allowance for doubtful accounts:

Accounts receivable are stated at the outstanding principal balance, net of any charge-offs and the allowance for doubtful accounts.  The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer deemed probable and an allowance based upon the level of total accounts receivable balances.  In determining the allowance, management evaluates the payment history and other known information for individual accounts, historical losses, and current economic conditions.  Individual accounts are charged-off against the allowance in the period that the receivable is deemed uncollectible.  Recoveries of receivables previously charged-off are recorded as income in the period received.

Inventories:

Inventories, consisting of materials for use in the ordinary course of business, are stated at the lower of cost or market.  Cost is determined by the first-in, first-out method.

AMERICAN MOTIVE POWER, INC.
NOTES TO FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007

NOTE 1.                     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES, Continued

Property and equipment:

The cost of property and equipment is depreciated over the estimated useful lives of the assets using the straight-line method.  The useful lives for purposes of computing depreciation are generally as follows:

Machinery and equipment	3 to 7 years
Vehicles	5 years
Office furniture and equipment	3 to 7 years
Leasehold improvements	Shorter of lease term or useful life

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.  Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of income.

Revenue recognition:

The Company recognizes revenue when services are performed except when work is performed under a fixed-price or unit-price contract.  Such contracts generally provide that the customer accept completion of progress to date and compensate the Company for services which have been rendered, measured typically in terms of units installed, hours expended, or some other measure of progress.  Revenues from fixed-price and unit-price contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to total estimated costs for each contract.  Contract costs include all direct material, labor, subcontract, and other direct costs and those indirect costs related to contract performance such as indirect labor, repairs, insurance, tools, and depreciation.  Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revision to costs and income, and their effects are recognized in the period in which the revisions are determined.  An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

The Company generally considers individual contracts to be profit centers in determining revenues and accumulating costs.  However, individual contracts may be combined for such purposes if the contracts are negotiated as a package, constitute in essence an agreement with a single customer to perform a single project, and require closely integrated construction activities with substantial common costs.

The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed.  The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents amounts billed in excess of revenues recognized. All uncompleted projects at December 31, 2007 are expected to be completed in 2008.

AMERICAN MOTIVE POWER, INC.
NOTES TO FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007

NOTE 1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES, Continued

Warranty costs:

An accrual for warranty costs is recorded based upon the historical level of warranty claims and management’s estimates of future costs.

Advertising costs:

Advertising costs are expensed when incurred. Advertising expense was $11,673 and $18,417 for the years ended December 31, 2007 and 2006, respectively.

Income taxes:

The Company, with the consent of its stockholders, has elected to be taxed as an S Corporation under Internal Revenue Code Section 1362 and a similar section of the Nevada code.  As an S Corporation, the Company generally does not pay income taxes; instead, the Company's stockholders are taxed on the Company's taxable income.  Consequently, these statements do not include any provision for corporate income taxes.

Effective with the acquisition of 100% of the Company's common stock by MISCOR Group, Ltd. (“MISCOR”) on January 16, 2008, as discussed in Note 11, the Company is no longer eligible to be taxed as an S Corporation.  Consequently, beginning January 1, 2008, the Company will be taxable on its income at corporate income tax rates.  The Company is expected to file a consolidated federal income tax return with its parent, MISCOR.

NOTE 2.    ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	December 31,
	2007	2006
On completed contracts	$523,160	$168,436
On uncompleted contracts	296,680	-

Total accounts receivable	819,840	168,436
Less allowance for doubtful accounts	-	(2,500)
Net accounts receivable	$819,840	$165,936

AMERICAN MOTIVE POWER, INC.
NOTES TO FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007

NOTE 3.	INVENTORY

Inventories consist of the following:

	December 31,
	2007	2006
Raw materials	$623,722	$611,069
Work-in-process	-	471,976
	623,722	1,083,045

Less: allowance for slow moving and obsolete inventories	(3,450)	-
	$620,272	$1,083,045

NOTE 4.	UNCOMPLETED CONTRACTS

Information regarding uncompleted contracts at December 31, 2007 and 2006 is as follows:

	December 31,
	2007	2006
Total adjusted contract price	$2,385,996	$-

Costs incurred	$1,303,360	$-
Estimated losses on contracts in progress	(64,707)	-
Earnings recognized	138,656	-
	1,377,309	-
Less billings to date	(714,779)	-

	$662,530	$-

Included in the accompanying balance sheets under the following captions:

	December 31,
	2007	2006
Costs and estimated earnings in excess of
billings on uncompleted contracts	$671,590	$-
Billings in excess of costs and estimated
earnings on uncompleted contracts	(9,060)	-

	$662,530	$-

AMERICAN MOTIVE POWER, INC.
NOTES TO FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007

NOTE 5.     PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2007	2006
Machinery and equipment	$1,296,778	$1,140,397
Delivery trucks and autos	5,756	5,000
Office equipment	263,231	190,769
Leasehold improvements	1,531,102	462,644
Construction in progress	115,320	1,008,026
	3,212,187	2,806,836
Less accumulated depreciation	(453,941)	(98,627)
	$2,758,246	$2,708,209

Depreciation expense for the years ended December 31, 2007 and 2006 was $362,116, and $98,627, respectively.

AMERICAN MOTIVE POWER, INC.
NOTES TO FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007

Note 6.        RELATED PARTY INDEBTEDNESS

The Company leases a portion of a facility from Dansville Properties, LLC (“Dansville Properties”) (Note 9). Dansville Properties is 100% owned by the Company’s majority shareholder who also owns LMC Industrial Contractors, Inc. (“LMC”), LMC Power, LLC and Airborne, LLC (collectively the “LMC Companies”). In addition to providing space, the LMC Companies provided financing and other services to the Company and the Company provided certain services to the LMC Companies. All transactions were recorded as related party transactions. The Company was charged interest on certain related party balances. Interest expense on these balances for the years ended December 31, 2007 and 2006 was $501,246 and $287,689, respectively (Note 11).

Related party accounts (receivable) payable consisted of the following:

	December 31,
	2007	2006
LMC Industrial Contractors, Inc.	$6,540,201	$4,902,331
LMC Power	(254,409)	657,174
Airborne	(10,210)	(4,498)
Dansville Properties, LLC	1,464,121	1,315,864
Due to majority stockholder	501,259	-
	$8,240,962	$6,870,871

NOTE 7.  DEBT

      Note payable

On October 10, 2007, the Company obtained financing from Chemung Canal Trust in the form of a $250,000 unsecured, short term note payable due on January 10, 2008, with interest payable monthly at 8%. The note was guaranteed by LMC. The note was paid off on January 16, 2008 (Note 11). Interest expense was $3,333 for the year ended December 31, 2007.

AMERICAN MOTIVE POWER, INC.
NOTES TO FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007

NOTE 7.	DEBT, Continued

Long term debt

Long term debt consists of the following:

	December 31,
	2007	2006
Capital lease obligations due General Electric Credit Corporation	$551,750	$689,363

Capital lease obligations due Meridian Corporation	140,989	64,747

Note payable to New York State Business Development Corporation	2,000,000	-
	2,692,739	754,110
Less current portion	482,833	239,356
	$2,209,906	$514,754

The Company leases certain equipment under agreements that are classified as capital leases. The following is a summary of capital leases:

	December 31,
	2007	2006
Machinery and equipment	$1,061,339	$880,073
Less accumulated depreciation	(397,392)	(96,675)

	$663,947	$783,398

Minimum future lease payments required under capital leases, with an average imputed interest rate of 9.0%, as of December 31, 2007 for each of the next five years and in the aggregate are:

Year Ending December 31,
2008	$314,535
2009	208,209
2010	174,417
2011	90,518
2012	9,538
Total minimum lease payments	797,217
Less imputed interest	(104,478)
Present value of net minimum lease payments	$692,739

Interest expense for capital lease obligations was $70,751 and $43,512 for the years ended December 31, 2007 and 2006, respectively.

AMERICAN MOTIVE POWER, INC.
NOTES TO FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007

NOTE 7.                      DEBT, Continued

Long term debt, continued

On July 11, 2007, the Company obtained financing from the New York State Business Development Corporation in the form of a $2,000,000 note payable due on January 11, 2015 with only interest payable monthly at 8.47% through December, 2007. The financing is secured by machinery and equipment. Beginning January 2008, monthly payments increased to $31,761, including interest.  The note was guaranteed by Dansville Properties and the Company’s majority shareholder. The note was paid off on January 16, 2008 (Note 11). Interest expense was $95,521 for the year ended December 31, 2007.

Aggregate scheduled maturities of long term debt for the periods subsequent to December 31, 2007 are as follows:

Year Ending December 31,
2008	$220,150
2009	239,538
2010	260,634
2011	283,587
2012	308,561
Thereafter	687,530
$2,000,000

Note 8.          Retirement Plans

All employees of the Company were eligible to participate in the LMC Family of Companies 401K Plan after one month employment with the Company. The Company did not contribute to the plan in 2007 or 2006.

Note 9.	Commitments and Contingencies

Leases

As discussed in Note 6, the Company leases its facility from Dansville Properties which is      owned by the Company’s majority shareholder. Total rent expense under the lease was $780,393 for the years ended December 31, 2007 and 2006, respectively.

Management Agreement

On August 1, 2005, the Company entered into a one-year Management Agreement (the “Agreement”) with an individual that requires monthly payments of $11,719 and additional compensation of $6,875 to be paid in cash or the Company’s common stock. The Agreement renews automatically for successive one year periods unless either party gives written notice of its intent not to renew the Agreement to the other party at least thirty days prior to the expiration of the current term. The Agreement includes a one year non-compete provision upon termination of the Agreement. Management fees paid under the Agreement were $141,081 and $143,250 for the years ended December 31, 2007 and 2006, respectively (Note 11).

AMERICAN MOTIVE POWER, INC.
NOTES TO FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007

NOTE 9. COMMITMENTS AND CONTINGENCIES, Continued

Litigation

The Company is involved in disputes or legal actions arising in the ordinary course of business.  Management does not believe the outcome of such legal actions will have a material adverse effect on the Company’s financial position or results of operations.

Performance Bonds

In certain circumstances, the Company is required to provide performance bonds in connection with its contract commitments.

NOTE 10.      CONCENTRATIONS AND MAJOR CUSTOMERS

The Company grants credit, generally without collateral, to its customers, which include railroads and other companies providing equipment, services and financing to the rail industry.  Consequently, the Company is subject to potential credit risk related to changes in business and economic conditions within the rail industry.  However, management believes that its contract acceptance, billing, and collection policies are adequate to minimize the potential credit risk.

For the year ended December 31, 2007, two customers accounted for 21% and 13% of the Company’s total revenues. For the year ended December 31, 2006, one customer accounted for 82% of the Company’s total revenues.

As of December 31, 2007, five customers accounted for 32%, 20%, 16%, 12%, and 11% of accounts receivable. As of December 31, 2006, one customer accounted for 87% of accounts receivable.

The Company has cash on deposit with a financial institution that may, at times, exceed the insurance limits of the Federal Deposit Insurance Corporation.  Cash and cash equivalents are maintained at high-quality financial institutions, and the Company has not experienced any losses on such deposits.

NOTE 11.       SUBSEQUENT EVENTS

Sale of American Motive Power, Inc.:

On January 16, 2008, MISCOR Group, Ltd., an Indiana corporation (“MISCOR”), acquired all of the issued and outstanding capital stock of the Company, pursuant to the AMP Stock Purchase Agreement dated January 16, 2008 (the “AMP Purchase Agreement”) for $11 million.  As part of the AMP Purchase Agreement, all capital leases and long term debt were paid off at closing and approximately $4,435,000 was paid against amounts due to LMC Companies.

As part of the acquisition, the Company entered into a Lease Agreement   dated January 16, 2008, with Dansville Properties, which is controlled by the Company’s former majority shareholder.  The initial term of the Lease Agreement expires December 31, 2014, and the

AMERICAN MOTIVE POWER, INC.
NOTES TO FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2007

NOTE 11 – SUBSEQUENT EVENTS (Continued)

Acquisition of American Motive Power, Inc., continued

Company has the option to renew the term of the Lease Agreement for two consecutive five-year terms.  Annual rental payments under the lease are as follows:

Year Ending December, 31,
2008	$378,705
2009	631,175
2010	631,175
2011	820,528
2012 through 2014	946,763

The Company will recognize rental expense of $757,410 per year on the straight-line method over the initial term of the lease.

Annual rental payments for the two five-year renewal terms beginning January 1, 2015 and 2020 are $795,281 and $835,676, respectively.

Also as part of the acquisition transaction, the Company entered into a Mutual Services Agreement dated January 16, 2008 (the “Mutual Services Agreement”) with the LMC Companies.  Under the terms of the Mutual Services Agreement, the parties have agreed to provide each other certain services for a period of three years.  The Mutual Services Agreement also provides that the LMC Companies will provide the Company with a $100,000 credit toward services to be performed by the LMC Companies for AMP.  Additionally, all remaining amounts owed by AMP to the LMC Companies were forgiven in accordance with the Prior Contract Termination Agreement dated January 16, 2008.

As a condition to MISCOR’s entering into the AMP Purchase Agreement, each of the AMP shareholders entered into separate Non-Compete Agreements with MISCOR, each dated January 16, 2008.

The Management Agreement (Note 9) was terminated effective January 16, 2008 and a new Independent Contractor Agreement was entered into requiring monthly payments of $12,500. The agreement may be cancelled by either party by giving thirty day’s notice to the other party.